Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Sparking Events, Inc. (the “Registrant”) on Form 10-Q for the fiscal quarter ended May 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Yao-Ting Su, as President and Chairman of the Board hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)  The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 20, 2009	/s/ Yao-Ting Su
Yao-Ting Su
President, Chairman of the Board
(principal executive officer)

A signed original of this written statement required by Section 906 has been provided to Sparking Events, Inc. and will be retained by Sparking Events, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.